                                                                     EXHIBIT 4.2


                               January 30, 2001


Richard A. Byers
Vice President-Finance and Treasurer
Pitt-Des Moines, Inc.
Town Center One
1450 Lake Robbins Drive
Suite 400
The Woodlands, TX  77380

Dear Mr. Byers:

     Reference is made to that certain Revolving Credit and Letter of Credit Issuance Agreement, dated as of February 16, 1999, by and among Pitt-Des Moines, Inc. (the "Borrower"), the lenders named therein (the "Lenders") and PNC Bank, National Association, in its capacities as agent for the Lenders (the "Agent"), the Swingline Lender and the Letter of Credit Issuer (the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The Borrower has advised the Agent that: (i) it has sold the stock of PDM Strocal, Inc. ("Strocal") and Candraft Detailing, Inc. to David L. Long (the "Strocal Transaction"); (ii) it intends to close a transaction in which Chicago Bridge & Iron Company N.V. or one of its affiliates will acquire certain assets and liabilities of the Borrower related to its Engineered Construction and Water divisions (the "ECW Transaction"); (iii) it intends to close a transaction in which Contech Construction Products, Inc. or one of its affiliates will acquire all of the issued and outstanding capital stock of Oregon Culvert Co., Inc. (the "Culvert Transaction"); and (iv) it intends to close a transaction in which Russel Metals Inc. or one of its affiliates will acquire certain assets and liabilities of the Borrower (including all of the Borrower's ownership interest in General Steel Corporation) related to its Steel Service Centers business (the "Steel Service Centers Transaction"). Each of the ECW Transaction, the Culvert Transaction and the Steel Service Centers Transaction shall sometimes be referred to herein as a "Sale Transaction" and collectively, the "Sale Transactions". The Borrower has requested that the Lenders forever waive any Default or Event of Default that exists under the Credit Agreement as a result of the Borrower consummating the Strocal Transaction and that may arise as a result of it consummating any of the Sale Transactions.

     Based on the information which the Borrower has provided to the Agent as of the date hereof, the Borrower, as a result of entering into the Strocal Transaction, is in violation of sections 7.04, 7.05 and 7.08 of the Credit Agreement. The Borrower's completion of any of the Sale Transactions will constitute additional Defaults or Events of Default under those sections.

     Provided that the Borrower certifies to the Agent that no other Default or Event of Default exists under the Credit Agreement and consents to a reduction of the Revolving Credit Commitment by $47,500,000 to $22,500,000, and provided further that General Steel Corporation, PDM Bridge Corp. and Oregon Culvert Co., Inc. (the "Remaining Guarantors")

Richard A. Byers
January 30, 2001
Page 2


each consents to the delivery by the Lenders of this waiver and amendment (the "Waiver") and agrees to be bound by the terms of their respective Subsidiary Guaranty Agreements (except as modified herein), the Lenders hereby waive any Default or Event of Default under the Credit Agreement as a result of the Borrower consummating the Strocal Transaction or which may arise as a result of the Borrower entering into any of the Sale Transactions. The Lenders agree that Strocal is hereby released in all respects from its obligations under its Subsidiary Guaranty Agreement, dated as of February 16, 1999, in favor of the Agent. The Lenders agree that General Steel Corporation shall be automatically released in all respects from its obligations under its Subsidiary Guaranty Agreement upon consummation of the Steel Service Centers Transaction and upon delivery by Borrower to the Agent of notice of such consummation. The Lenders agree that Oregon Culvert Co., Inc. shall be automatically released in all respects from its obligations under its Subsidiary Guaranty Agreement upon consummation of the Culvert Transaction and upon delivery by Borrower to the Agent of notice of such consummation.

     To evidence the reduction of the Revolving Credit Commitment, the first recital of the Credit Agreement is deleted in its entirety and is replaced with the following:

     WHEREAS, the Borrower has requested the Lenders to make available to the Borrower Revolving Credit Loans in an aggregate principal amount not exceeding Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) at any one time outstanding; and the Borrower has requested the Lenders to provide for the issuance for the account of the Borrower Letters of Credit with an aggregated Stated Amount not exceeding Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) at any one time outstanding; provided that at no time will Total Utilization exceed Twenty Two Million Five Hundred Thousand Dollars ($22,500,000); and

The Credit Agreement is further amended by deleting from section 2.01 the penultimate sentence thereof, by deleting in line seven of paragraph 2.13(a) the number "$70,000,000" and replacing it with "$22,500,000" and by deleting in line seven of paragraph 2.17(a) the number "$30,000.000" and replacing it with "$22,500,000." In addition, Schedule 1.01(a) to the Credit Agreement is amended by deleting the dollar amount identified as each Lender's Revolving Credit Commitment and replacing it with the Revolving Credit Commitment opposite each Lender's name on the Consent of the Lenders attached to this Waiver.

     This Waiver shall be effective as of the date it is executed by the Borrower and the Remaining Guarantors. Except as expressly set forth herein, the Borrower hereby ratifies and confirms in all respects its obligations under the Credit Agreement and the other Loan Documents.

Richard A. Byers
January 30, 2001
Page 3



     If the terms of this Waiver are acceptable to the Borrower and the Remaining Guarantors, please have them so indicate by signing below and returning an original of the fully executed Waiver to me.

                                     Very truly yours,

                                     PNC BANK, NATIONAL ASSOCIATION



                                     David B. Gookin
                                     Vice President

                             Borrower's Acceptance

     The Borrower hereby (i) agrees to and accepts the terms of the foregoing Waiver, and (ii) certifies to the Lenders and to the Agent that except for Defaults and Events of Default in connection with the Strocal Transaction, to the best of its knowledge, as of the date hereof no Default or Event of Default exists under the Credit Agreement or the other Loan Documents to which it is a party or by which it is bound.

Dated:  January 30, 2001        PITT-DES MOINES, INC.,
                                a Pennsylvania corporation



                                By: /s/R.A. Byers
                                   ---------------------
                                Name:
                                Title:

                           Consent of the Guarantors

     Each of the undersigned Remaining Guarantors hereby (i) consents to the provisions of the foregoing Waiver, (ii) ratifies and confirms, except to the extent limited in this Waiver, its respective obligations under its Subsidiary Guaranty Agreement, dated as of February 16, 1999, in favor of the Agent, (iii) agrees that, except to the extent limited in this Waiver, all of the terms, conditions and covenants contained in its Subsidiary Guaranty Agreement remain unaltered and in full force and effect, and (iv) agrees that it has no defenses or set-offs against any Lender, the Agent or the Issuing Bank, or any of their respective officers, directors, employees, agents or attorneys with respect to obligations under its Subsidiary Guaranty Agreement.

     Witness the due execution of this Consent of the Guarantors as a document under seal as of the date of the Waiver, intending to be legally bound hereby.

Dated:  January 30, 2001        GENERAL STEEL CORPORATION,
                                a Washington corporation

                                       /s/ R.A. Byers
                                By_____________________________
                                Name:___________________________
                                Title:____________________________



Dated:  January 30, 2001        PDM BRIDGE CORP.,
                                a Delaware corporation

                                       /s/ R.A. Byers
                                By_____________________________
                                Name:___________________________
                                Title:____________________________


Dated:  January 30, 2001        OREGON CULVERT CO., INC.,
                                an Oregon corporation

                                       /s/ R.A. Byers
                                By_____________________________
                                Name:___________________________
                                Title:____________________________

                             Consent of the Lenders

     Each of the undersigned Lenders hereby consents to the terms of the foregoing Waiver and authorizes the Agent to execute and deliver the Waiver. Each of the Lenders other than the Agent (in its capacity as a Lender) further agrees, upon its execution hereof and upon payment of all amounts due it under the Loan Documents as of January 30, 2001, to deliver to the Agent for delivery to the Borrower the original of the its Revolving Credit Note marked "paid in full" and further agrees that, upon such delivery to the Agent, it shall have no interest in or under the Credit Agreement or the other Loan Documents.

     Witness the due execution of this Consent of the Lenders as a document under seal as of the date of the Waiver, intending to be legally bound hereby.

                                LENDERS:

Revolving Credit                PNC BANK, NATIONAL ASSOCIATION,
Commitment:  $22,500,000        as a Lender, the L/C Issuer and Agent

                                    /s/ David B. Gookin
Ratable Share:  100.00%         By___________________________(SEAL)
                                     David B. Gookin
                                     Vice President


Revolving Credit                AMERICAN NATIONAL BANK &
Commitment:  $0                 TRUST COMPANY OF CHICAGO

Ratable Share:  0%
                                    /s/ Brian P. Mulroney
                                By___________________________(SEAL)
                                     Name:
                                     Title:


Revolving Credit                WELLS FARGO BANK, N.A.
Commitment:  $0

Ratable Share:  0%                 /s/ Thomas F. Caver
                                By___________________________(SEAL)
                                     Name:
                                     Title:

                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Richard A. Byers
January 30, 2001
Page 2


Revolving Credit                LASALLE BANK, NATIONAL ASSOCIATION
Commitment:  $0
                                   /s/ Kurt A. Gibson
Ratable Share:  0%              By___________________________(SEAL)
                                     Name:
                                     Title:
BF138408.8
11-20409